PRESS RELEASE For immediate release

NVE Corporation Reports Second Quarter Results

EDEN PRAIRIE, Minn.—October 20, 2010—NVE Corporation (Nasdaq: NVEC) announced today financial results for the quarter and six months ended September 30, 2010.

Total revenue for the second quarter of fiscal 2011 increased 20% to $7.81 million from $6.51 million in the prior-year quarter. The revenue increase was due to a 24% increase in product sales and a 5% increase in contract research and development revenue. Net income for the second quarter of fiscal 2011 increased 19% to $3.21 million, or $0.66 per diluted share, compared to $2.69 million, or $0.55 per diluted share, for the prior-year quarter.

For the first six months of fiscal 2011, total revenue increased 13% to $15.1 million from $13.3 million for the first six months of the prior year. The increase was due to an 18% increase in product sales, partially offset by a 7% decrease in contract research and development revenue. Net income for the first half of fiscal 2011 was $6.31 million, or $1.30 per diluted share, compared to $5.63 million, or $1.16 per diluted share, for the first half of fiscal 2010.

“We are pleased to report strong product sales and earnings growth for the quarter,” said NVE President and Chief Executive Officer Daniel A. Baker, Ph.D.

NVE is a leader in the practical commercialization of spintronics, a nanotechnology that relies on electron spin rather than electron charge to acquire, store and transmit information. The company manufactures high-performance spintronic products including sensors and couplers that are used to acquire and transmit data. NVE has also licensed its spintronic magnetoresistive random access memory technology, commonly known as MRAM.

Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as risks in continued growth in revenue and profits and uncertainties related to economic environments, as well as the risk factors listed from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2010 as updated in our Quarterly Reports on Form 10-Q.

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                          NVE CORPORATION
                       STATEMENTS OF INCOME
 QUARTERS AND SIX MONTHS ENDED SEPTEMBER 30, 2010 AND 2009 (Unaudited)

                                           Quarter Ended September 30
                                               2010            2009
                                          -------------   -------------
 Revenue
  Product sales                           $   6,410,512   $   5,177,445
  Contract research and development           1,398,648       1,331,056
                                          -------------   -------------
 Total revenue                                7,809,160       6,508,501
 Cost of sales                                2,604,926       1,985,100
                                          -------------   -------------
 Gross profit                                 5,204,234       4,523,401
 Expenses
  Selling, general, and administrative          634,547         622,354
  Research and development                      309,873         291,540
                                          -------------   -------------
 Total expenses                                 944,420         913,894
                                          -------------   -------------
 Income from operations                       4,259,814       3,609,507
 Interest income                                497,731         393,198
                                          -------------   -------------
 Income before taxes                          4,757,545       4,002,705
 Provision for income taxes                   1,551,535       1,308,522
                                          -------------   -------------
 Net income                                 $ 3,206,010   $   2,694,183
                                          =============   =============
 Net income per share - basic                    $ 0.68   $        0.57
                                          =============   =============
 Net income per share - diluted                  $ 0.66   $        0.55
                                          =============   =============
 Weighted average shares outstanding
  Basic                                       4,700,583       4,692,607
  Diluted                                     4,860,237       4,871,387

                                          Six Months Ended September 30
                                                2010           2009
                                          -------------   -------------
 Revenue
  Product sales                           $  12,604,388   $  10,711,482
  Contract research and development           2,446,066       2,631,551
                                          -------------   -------------
 Total revenue                               15,050,454      13,343,033
 Cost of sales                                4,680,730       3,876,523
                                          -------------   -------------
 Gross profit                                10,369,724       9,466,510
 Expenses
  Selling, general, and administrative        1,262,933       1,258,077
  Research and development                      651,536         558,861
                                          -------------   -------------
 Total expenses                               1,914,469       1,816,938
                                          -------------   -------------
 Income from operations                       8,455,255       7,649,572
 Interest income                                973,461         763,223
                                          -------------   -------------
 Income before taxes                          9,428,716       8,412,795
 Provision for income taxes                   3,121,609       2,779,680
                                          -------------   -------------
 Net income                               $   6,307,107   $   5,633,115
                                          =============   =============
 Net income per share - basic             $        1.34   $        1.20
                                          =============   =============
 Net income per share - diluted           $        1.30   $        1.16
                                          =============   =============
 Weighted average shares outstanding
  Basic                                       4,700,583       4,684,453
  Diluted                                     4,860,237       4,863,199

                            NVE CORPORATION
                             BALANCE SHEETS
                    SEPTEMBER 30 AND MARCH 31, 2010

                                           (Unaudited)
                                         Sept. 30, 2010  March 31, 2010
                                         --------------  --------------
 ASSETS
 Current assets
  Cash and cash equivalents              $      690,841  $    1,389,288
  Marketable securities, short term           2,489,580       1,566,666
  Accounts receivable, net of allowance
   for uncollectible accounts of $15,000      4,138,418       4,221,564
  Inventories                                 2,371,727       1,706,427
  Prepaid expenses and other assets           1,073,176         781,294
                                         --------------  --------------
 Total current assets                        10,763,742       9,665,239
 Fixed assets
  Machinery and equipment                     5,821,555       5,617,136
  Leasehold improvements                        450,546         450,546
                                         --------------  --------------
                                              6,272,101       6,067,682
  Less accumulated depreciation               5,038,657       4,857,819
                                         --------------  --------------
 Net fixed assets                             1,233,444       1,209,863
 Marketable securities, long term            52,720,248      46,587,812
                                         --------------  --------------
 Total assets                            $   64,717,434  $   57,462,914
                                         ==============  ==============

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities
  Accounts payable                       $      712,396  $      665,782
  Accrued payroll and other                     716,079         720,867
  Deferred taxes                                434,739         102,138
  Deferred revenue                                   --          20,833
                                         --------------  --------------
 Total current liabilities                    1,863,214       1,509,620

 Shareholders' equity
  Common stock                                   47,006          47,006
  Additional paid-in capital                 20,246,644      20,169,924
  Accumulated other comprehensive income      1,646,825       1,129,726
  Retained earnings                          40,913,745      34,606,638
                                         --------------  --------------
 Total shareholders' equity                  62,854,220      55,953,294
                                         --------------  --------------
 Total liabilities and shareholders'
  equity                                 $   64,717,434  $   57,462,914
                                         ==============  ==============